UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 12, 2008

                          HANKERSEN INTERNATIONAL CORP.
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                 (Exact name of registrant specified in charter)


       Delaware                         000-30115                13-3912047
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 (State of Incorporation)       (Commission File Number)       (IRS Employer
                                                             Identification No.)

                        3rd Floor, A Tower of Chuang Xin
                              Information Building
     No. 72 Second Keji Road, Hi Tech Zone, Xi'An, Shaanxi 710075 P.R. CHINA
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               (Address of principal executive offices) (Zip Code)

                              (011) 86-13301996766
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              (Registrant's telephone number, including area code)


                                 Not Applicable
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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.


OFFERING OF CONVERTIBLE NOTES AND WARRANTS

         On June 4 and June 12, 2008, the Company consummated an offering of convertible promissory notes and common stock purchase warrants for aggregate gross proceeds of $700,000. The notes mature one (1) year from closing and bear interest at an annual rate of 18%, payable at maturity in USD. Upon the successful closing of an equity or convertible debt,financing for a minimum of $2,000,000 ("Financing"), the promissory notes will be convertible for shares of common stock at a 50% discount to the price per share of Common Stock sold in the Financing. If a Financing is not achieved within the one year term of the promissory notes, each investor has the option to be paid the principal and interest due under the promissory note or convert the note into common stock at a conversion price of $0.228 per share.

         The warrants are exercisable at any time after the consummation of the Financing through the fourth anniversary of the consummation of the Financing (the "Financing Expiration Date"). Each holder is entitled to purchase the number of shares of common stock equal to the initial principal amount of such investor's promissory note DIVIDED BY the lowest cash purchase price paid for the Company's common stock (or the conversion price or exercise price if the Financing consists of convertible securities or warrants, respectively) in the Financing (the "Financing Based Conversion Price") at an exercise price equal to the Financing Based Conversion Price. If the Financing has not occurred within 12 months of the issuance of the warrant, the warrant is exercisable from and after such date and through the fourth anniversary of the issuance date of the warrant. In such event, the holder is entitled to purchase the number of shares of common stock equal to 50% of the initial principal amount of the promissory note DIVIDED BY $0.228 at an exercise price equal to $0.228, subject to certain adjustments as set forth in the warrant.

         The investors have the right to require the Company to register the shares of common stock issuable upon exercise of the warrants and conversion of the promissory notes at the Company's expense should the Company register any of its shares of common stock or any securities convertible into common stock.

         The Company's obligations under the promissory notes are secured by an aggregate of 2,332,899 shares of common stock pledged by Pengcheng Chen and 2,031,191 shares of common stock pledged by Fangshe Zhang (the "Escrow Shares"). In the event that subsequent to the closing, the value of the Escrow Shares is less than 150% of the outstanding principal amount of the promissory notes for 10 consecutive trading days, then the investors shall have the right to give the Company notice (the "Investor Notice") to deposit or cause to be deposited additional Escrow Shares such that the value of the Escrow Shares based upon the volume weighted average price per share for the 20 trading days preceding the date of the Investor Notice, is equal to 150% of the outstanding principal amount of the promissory notes. The Company shall deposit or cause to be deposited such additional Escrow Shares within 30 days of the date of the Investor Notice. To the extent the Escrow Shares are not sufficient to meet the threshold of 150% of the outstanding principal amount of the promissory notes within 30 days after the Investor Notice, the Company shall grant to Investors a security interest on the Company's tangible assets to the extent permitted under applicable law.

         The Company intends to use the proceeds of the Offering for working capital.



ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

         As described in Item 2.03, on June 12, 2008, the Company completed an offering with gross proceeds of $700,000.00 of convertible promissory notes that mature one year from the date of closing and warrants to purchase common stock.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

         (4) Exhibits:

               1.1 Form of Convertible Promissory Note issued by Company dated as of June 4, 2008 and June 12, 2008.

               1.2 Form of Warrant to Purchase Common Stock issued by the Company dated as of June 4, 2008 and June 12, 2008.

               1.3 Securities Purchase Agreement between the Company and the Investors dated as of May 29, 2008.

               1.4 Addendum 1 to the Securities Purchase Agreement between the Company and certain Investors dated as of June 12, 2008.

               1.5 Escrow Agreement between the Company and the Escrow Agent dated as of May 2008.

                                   SIGNATURES

         In accordance with the requirements of the Exchange Act, the registrant has caused his report to be signed on its behalf by the undersigned, thereunto duly authorized.

                          HANKERSEN INTERNATIONAL CORP.


Dated:   June 18, 2008              By: /s/ Pengcheng Chen
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                                        Pengcheng Chen, Chief Executive Officer